UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2009
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-13305	75-1971716

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 N. Big Spring, Suite 400, Midland, Texas	79701

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 684-3727
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.
On April 30, 2009, we entered into a Third Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) with our bank lenders. The Amendment reaffirmed our borrowing base of $230 million and changed the Funded Debt Ratio we are required to maintain. As amended, our ratio of Consolidated Funded Debt to Consolidated EBITDA may not exceed:
•	5.00 to 1.00 during 2009;
•	4.25 to 1.00 during 2010; or
•	4.00 to 1.00 during 2011 and thereafter.
The ratio is tested at the end of each fiscal quarter using the results of the twelve-month period immediately preceding the end of such fiscal quarter.
For purposes of the Amendment, Consolidated Funded Debt is generally defined as total outstanding liabilities for borrowed money and other interest-bearing liabilities, plus an amount equal to the amount that accounts payable exceed accounts receivable, and less an amount equal to the value of unpledged cash equivalent investments.
Consolidated EBITDA is defined as consolidated earnings from continuing operations, before interest expenses, income taxes, depreciation, depletion, amortization, gains and losses on asset sales and other non-cash charges, plus payments received under hedging transactions and less payments made under hedging transactions.
In addition to reaffirmation of the borrowing base and modifying the Funded Debt Ratio, the definitions of “Base Rate Margin” and “Libor Margin” were also amended to increase the margin percentage by 0.25%. As amended, Base Rate Margin means:
(a) one-half percent (0.50%) per annum whenever the borrowing base usage is equal to or greater than 75%; or
(b) one-quarter percent (0.25%) per annum whenever the borrowing base usage is equal to or greater 50% but less than 75%; or
(c) zero percent (0%) per annum whenever the borrowing base usage is less than 50%.
As amended, Libor Margin means:
(a) three and one-quarter percent (3.25%) per annum whenever the borrowing base usage is equal to or greater than 75%; or
(b) three percent (3.00%) per annum whenever the borrowing base usage is equal to or greater than 50% but less than 75%; or

(c) two and three-quarters percent (2.75%) per annum whenever the borrowing base usage is less than 50%.
The above summary of the material provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Amendment which is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of April 30, 2009, among Parallel Petroleum Corporation and Citibank, N.A., BNP Paribas, Western National Bank, Compass Bank, Bank of Scotland, plc, Texas Capital Bank, N.A., Bank of America, N.A. and West Texas National Bank

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 4, 2009	PARALLEL PETROLEUM CORPORATION
	By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amendment to Fourth Amended and Restated Credit Agreement, dated as of April 30, 2009, among Parallel Petroleum Corporation and Citibank, N.A., BNP Paribas, Western National Bank, Compass Bank, Bank of Scotland, plc, Texas Capital Bank, N.A., Bank of America, N.A. and West Texas National Bank